UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2017

ABBVIE INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35565	32-0375147
(State or other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

1 North Waukegan Road

North Chicago, Illinois 60064-6400

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (847) 932-7900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.       ☐

Item 5.07.  Submission of Matters to a Vote of Security Holders.

AbbVie Inc. (“AbbVie”) held its Annual Meeting of Stockholders on May 5, 2017.  The following is a summary of the matters voted on at that meeting.

(1)                                 The stockholders elected AbbVie’s Class II Directors with terms expiring in 2020, as follows:

Name	For	Against	Broker Non-Votes
Robert J. Alpern	1,118,328,511	10,737,541	280,277,501
Edward M. Liddy	1,113,185,998	15,880,054	280,277,501
Melody B. Meyer	1,121,539,612	7,526,440	280,277,501
Frederick H. Waddell	1,119,615,307	9,450,745	280,277,501

(2)                                 The stockholders ratified the appointment of Ernst & Young LLP as AbbVie’s independent registered public accounting firm for 2017, as follows:

For	Against	Abstain
1,392,413,822	14,065,091	2,864,640

(3)                                 The stockholders approved, on an advisory basis, the compensation of AbbVie’s named executive officers listed in the proxy statement for the 2017 annual meeting, as follows:

For	Against	Abstain	Broker Non-Votes
1,066,989,000	50,885,097	11,191,955	280,277,501

(4)                                 The stockholders did not approve the management proposal regarding amendment of the certificate of incorporation for the annual election of directors, as follows:

For	Against	Abstain	Broker Non-Votes
1,116,988,345	7,082,900	4,994,807	280,277,501

(5)                                 The stockholders did not approve a stockholder proposal to issue a lobbying report, as follows:

For	Against	Abstain	Broker Non-Votes
280,902,158	774,007,636	74,156,258	280,277,501

(6)                                 The stockholders did not approve a stockholder proposal to separate chair and CEO, as follows:

For	Against	Abstain	Broker Non-Votes
386,900,232	735,332,171	6,833,649	280,277,501

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABBVIE INC.

Date: May 9, 2017	By:	/s/ Laura J. Schumacher
Laura J. Schumacher
Executive Vice President, External Affairs, General Counsel, and Corporate Secretary